EXHIBIT 16(a)

                           THE TRAVELERS SERIES TRUST

                                POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS:

            That I, R. Jay Gerken of North Caldwell, New Jersey, Chairman of the Board of Trustees, Chief Executive Officer of The Travelers Series Trust, do hereby make, constitute and appoint, KATHLEEN A. McGAH, Secretary of said Trust, and ERNEST J. WRIGHT, Assistant Secretary of said Trust, either one of them acting alone, my true and lawful attorney-in-fact, for me, and in my name, place and stead, to sign registration statements on behalf of said Trust on Form N-1A or other applicable form under the Securities Act of 1933 for the registration of shares of beneficial interest of The Travelers Series Trust and to sign any and all amendments, including post-effective amendments thereto that may be filed.

            IN WITNESS WHEREOF I have hereunto set my hand this 19th day of November, 2004.

                                       /s/ R. Jay Gerken
                                       Chairman of the Board of Trustees,
                                       Chief Executive Officer
                                       The Travelers Series Trust